UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35214	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Road, Suite 210

Orlando, FL 32819

(Address of principal executive offices, including zip code)

(855) 294-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Claudio Mannarino as Chief Financial Officer

On June 20, 2014, the Board of Directors of API Technologies Corp. (the “Company”) appointed Claudio Mannarino as Senior Vice President and Chief Financial Officer.

Mr. Mannarino, 44, has been employed by the Company since 2000 and most recently served as Senior Vice President of the Company. Previously, Mr. Mannarino served various senior-level management roles throughout the Company’s finance organization since joining the Company in 2000.

Mr. Mannarino has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Mannarino is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There are no current changes to Mr. Mannarino’s existing compensation arrangements as a result of his appointment as Chief Financial Officer. The Company intends to review Mr. Mannarino’s compensation in the future.

Resignation of Phil Rehkemper

On June 18, 2014, Phil Rehkemper informed the Company of his decision to resign as Executive Vice President and Chief Financial Officer. Mr. Rehkemper will remain with the Company through July 3, 2014.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated June 23, 2014, entitled “API Technologies Announces Promotion of Claudio Mannarino to Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API TECHNOLOGIES CORP.

By:	/s/ Bel Lazar
Name: Bel Lazar
Title: President and Chief Executive Officer

Date: June 23, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated June 23, 2014, entitled “API Technologies Announces Promotion of Claudio Mannarino to Chief Financial Officer.”